                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Peet's Coffee & Tea, Inc. on Form S-3 of our report dated March 1, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting method), included in and incorporated by reference in Registration Statement No. 333-85082 of Peet's Coffee & Tea, Inc. on Form S-3.

/s/ Deloitte & Touche LLP

San Francisco, California
April 18, 2002